UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2006

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2006, Smithfield Foods, Inc. (the “Company”) and Tarvalón, S.L. entered into an Interim Facility Letter (the “Interim Facility Letter”) with Citigroup Global Markets Limited and The Royal Bank of Scotland plc (as Arrangers) and Citibank International Plc and The Royal Bank of Scotland plc (as Underwriters). Pursuant to the terms of the Interim Facility Letter, the Company is the guarantor of an up to 90-day unsecured loan facility of EUR 328,977,325 (approximately $421,000,000) for Tarvalón.

The Company formed Tarvalón to acquire the European meats business of Sara Lee Corporation (“SLFE”). Subsequently, on August 7, 2006, the Company entered into an Amended and Restated Contribution Agreement (the “Amended Contribution Agreement”) with certain affiliates of Oaktree Capital Management, LLC (“Oaktree”) pursuant to which the Company and the affiliates of Oaktree agreed to complete and finance the acquisition of SLFE through a joint venture entity 50% owned by the Company and 50% owned by affiliates of Oaktree to be called Groupe Smithfield S.L. (“Groupe Smithfield”). On August 7, 2006, the Company contributed all of the shares of Tarvalón, its Jean Caby operations in France and certain other assets to Groupe Smithfield. The acquisition of SLFE by Tarvalón was completed on August 8, 2006.

Interim Facility Letter

Tarvalón may use the proceeds available under the Interim Facility Letter to (i) pay a portion of the purchase price of SLFE, (ii) refinance certain existing indebtedness of SLFE or the Jean Caby operations the Company contributed to the joint venture, (iii) pay specified fees and expenses arising from the acquisition of SLFE and (iv) provide for the general corporate purposes of Tarvalón and its subsidiaries.

The Company and Tarvalón entered into the Interim Facility Letter in order to complete the acquisition of SLFE before the joint venture obtained permanent financing for the acquisition. The Company expects that Tarvalón will replace the Interim Facility Letter with a credit facility that will not require the Company’s guarantee prior to the end of the Interim Facility Letter’s 90-day term.

Tarvalón’s performance and obligations under the Interim Facility Letter are unconditionally guaranteed by the Company. If an event of default occurs (as defined in the Interim Facility Letter, and including cross default provisions for the Company’s other debt agreements) and the Arrangers provide a written demand, then the total outstanding balance, including any accrued interest, is immediately due from Tarvalón. If Tarvalón does not pay such amount when due, the Company is obligated to pay such amount immediately on demand as if it were the principal obligor.

Amended Contribution Agreement

The Amended Contribution Agreement amended and restated the Contribution Agreement dated June 29, 2006 detailed in the Company’s Current Report on Form 8-K filed on June 30, 2006. The parties to the Amended Contribution Agreement are Tarvalón, Groupe Smithfield, SFDS Global Holdings BV (a wholly-owned subsidiary of the Company), OCM Luxembourg EPOF Meats Holdings SARL (“EPOF”), OCM Luxembourg OPPS Meats Holdings SARL (“OPPS”), OCM Luxembourg EPOF SARL and the Company. EPOF, OPPS and OCM Luxembourg EPOF SARL are affiliates of Oaktree. The Jean Caby operations contributed to Groupe Smithfield by the Company had sales of $372 million in fiscal 2006 and produces branded and private label processed meats for sale to retail and foodservice customers in France and other European countries.

Earn-Out Agreement and Stockholders Agreement

In connection with the Amended Contribution Agreement, two other agreements were executed. The first is the Earn-Out Agreement, dated August 7, 2006, by and among EPOF, OPPS, SFDS Global Holdings and Groupe Smithfield (the “Earn-Out Agreement”) whereby EPOF and OPPS agree to make an additional equity contribution up to a maximum of EUR 40,000,000 to Groupe Smithfield in the event Groupe Smithfield achieves specified financial goals in its first three years.

The second agreement is the Stockholders Agreement, dated August 7, 2006, among Groupe Smithfield, SFDS Global Holdings, EPOF and OPPS (the “Stockholders Agreement”) detailing the rights and restrictions of the stockholders of Groupe Smithfield including registration rights and procedures, a buy/sell agreement and specified corporate governance matters.

Exhibits to this Form 8-K

The Interim Facility Letter, the Amended Contribution Agreement, the Earn-Out Agreement and the Stockholders Agreement are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this report and the foregoing summary description of such agreements and the transactions contemplated by them is qualified in its entirety by reference to the complete text of such agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit 10.1	Interim Facility Letter, dated as of August 4, 2006, from Citigroup Global Markets Limited and The Royal Bank of Scotland plc (as Arrangers) and from Citibank International Plc and The Royal Bank of Scotland plc (as Underwriters) to Tarvalón, S.L. and to the Company.

	Exhibit 10.2	Amended and Restated Contribution Agreement, dated as of August 7, 2006, by and among Tarvalón, S.L., Groupe Smithfield S.L. (then known as Bacarreto, S.L.), SFDS Global Holdings BV, OCM Luxembourg EPOF Meats Holdings SARL, OCM Luxembourg OPPS Meats Holdings SARL, OCM Luxembourg EPOF SARL, and the Company.

	Exhibit 10.3	Earn-Out Agreement, dated as of August 7, 2006, by and among OCM Luxembourg EPOF Meats Holdings SARL, OCM Luxembourg OPPS Meats Holdings SARL, SFDS Global Holdings BV, and Groupe Smithfield S.L. (then known as Bacarreto, S.L.).

	Exhibit 10.4	Stockholders Agreement, dated as of August 7, 2006, among Groupe Smithfield S.L. (then known as Bacarreto, S.L.), SFDS Global Holdings BV, EPOF Meats Holdings SARL, and OCM Luxembourg OPPS Meats Holdings SARL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: August 10, 2006	/s/ Daniel G. Stevens
Daniel G. Stevens Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	Interim Facility Letter, dated as of August 4, 2006, from Citigroup Global Markets Limited and The Royal Bank of Scotland plc (as Arrangers) and from Citibank International Plc and The Royal Bank of Scotland plc (as Underwriters) to Tarvalón, S.L. and the Company.

Exhibit 10.2	Amended and Restated Contribution Agreement, dated as of August 7, 2006, by and among Tarvalón, S.L., Groupe Smithfield S.L. (then known as Bacarreto, S.L.), SFDS Global Holdings BV, OCM Luxembourg EPOF Meats Holdings SARL, OCM Luxembourg OPPS Meats Holdings SARL, OCM Luxembourg EPOF SARL, and the Company.

Exhibit 10.3	Earn-Out Agreement, dated as of August 7, 2006, by and among OCM Luxembourg EPOF Meats Holdings SARL, OCM Luxembourg OPPS Meats Holdings SARL, SFDS Global Holdings BV, and Groupe Smithfield S.L. (then known as Bacarreto, S.L.).

Exhibit 10.4	Stockholders Agreement, dated as of August 7, 2006, among Groupe Smithfield S.L. (then known as Bacarreto, S.L.), SFDS Global Holdings BV, EPOF Meats Holdings SARL, and OCM Luxembourg OPPS Meats Holdings SARL.